Prologis Supplemental Information Fourth Quarter 2018 Unaudited

Cover: Georgetown Crossroads, Seattle, USA (A) Terms used throughout document are defined in the Notes and Definitions Table of Contents Highlights 1Company Profile 3Company Performance 5Guidance Financial Information 6Consolidated Balance Sheets 7Consolidated Statements of Income 8Reconciliations of Net Earnings to FFO 9Reconciliations of Net Earnings to Adjusted EBITDA Strategic Capital 10 Summary and Financial Highlights Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures Non-GAAP Pro-Rata Financial Information Operations 13Overview 14Operating Metrics 16Operating Portfolio 19Customer Information Capital Deployment 20Overview 21Development Stabilizations 22Development Starts 23Development Portfolio 24Third Party Building Acquisitions 25Dispositions and Contributions 26Land Portfolio Capitalization 28Overview 29Debt Components - Consolidated 30Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 31Components Notes and Definitions 33Notes and Definitions (A)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. (A) NOI calculation based on Prologis share of the Operating Portfolio. Company Profile Highlights Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 768 million square feet (71 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers across two major categories: business-to-business and retail/online fulfillment. 1 768M Square Feet 3,690 Buildings 5,100 Customers U.S. 455M SF 77% of NOI*(A) Other Americas 60M SF 7% of NOI*(A) Europe 175M SF 13% of NOI*(A) Asia 78M SF 3% of NOI*(A)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2018 Prologis Share of NOI of the Operating Portfolio annualized. 4Q 2018 third-party share of asset management fees annualized plus trailing twelve month third-party share of transaction fees and Net Promotes. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights Company Profile $2.3B in annual NOI*(A) Operations Prologis Share AUM $51B(D) Market Equity $38B(D) Gross AUM $87B(D) 2 $661M in value creation from stabilizations annually(C) Development Strategic Capital $286M of fees and promotes(B)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance Highlights 3 Amount attributable to realized development gains dollars in millions, except per share/unit data Three Months ended December 31, Twelve Months ended December 31, 2018 2017 2018 2017 Rental and other revenues $,680,585 $552 $2,398,149 $2,244 Strategic capital revenues ,126,499 68 ,406,300 374 Total revenues ,807,084 620 2,804,449 2,618 Net earnings attributable to common stockholders ,596,568 296 1,643,426 1,642 Core FFO attributable to common stockholders/unitholders* ,526,319.62907000002 373 1,788,147.6290699998 1,551 AFFO attributable to common stockholders/unitholders* ,568,191.36941720429 385 1,992,251.3694172038 1,597 Adjusted EBITDA attributable to common stockholders* ,792,630.9499999997 584 2,797,673.5860591782 2,398 Estimated value creation from development stabilizations - Prologis Share ,185,497 152 ,660,523 583 Common stock dividends and common limited partnership unit distributions ,314,282.50985999999 243 1,163,282.5098600001 973 Per common share - diluted: Net earnings attributable to common stockholders $0.94 $0.55000000000000004 $2.87 $3.06 Core FFO attributable to common stockholders/unitholders* 0.8 0.67 3.03 2.81 Business line reporting: Real estate operations* 0.68 0.61 2.65 2.4 Strategic capital* 0.12 0.06 0.38 0.41 Core FFO attributable to common stockholders/unitholders* 0.8 0.67 3.03 2.81 Realized development gains, net of taxes* 0.20933615236663566 0.15 0.76703174354795256 0.56000000000000005 Dividends and distributions per common share/unit 0.48 0.44 1.92 1.76

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance Highlights 4 (in millions)

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for more information. Net promote guidance is $0.10 per share. Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict. Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $0.04 per share. Guidance Highlights 5 dollars in millions, except per share 2019 Guidance Low High Net earnings (A)(B)(C)(D) $1.77 $1.92 Core FFO* (A)(B)(C)(D) $3.12 $3.2 Operations Year-end occupancy 0.96 0.97499999999999998 Same store NOI - Cash - Prologis share* 3.7499999999999999E-2 4.7500000000000001E-2 Same store NOI - Net effective - Prologis share* 0.03 0.04 Other Assumptions Strategic capital revenue, excluding promote revenue $300 $310 Net promote income (B) $65 $65 General & administrative expenses $240 $250 Realized development gains $200 $250 Capital Deployment PROLOGIS SHARE OWNED AND MANAGED Low High Development stabilizations $1,900 $2,200 $2,400 $2,700 Development starts $1,600 $2,000 $2,000 $2,500 Building acquisitions $300 $500 $700 $1,000 Building and land dispositions $500 $800 $600 $900 Building contributions $1,000 $1,300 $1,300 $1,700 Exchange Rates We have hedged the rates for the majority of our estimated 2019 Euro, Sterling and Yen Core FFO, effectively insulating 2019 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.14 ($/€), 1.28 ($/£) and 109.91 (¥/$), respectively.

Consolidated Balance Sheets Financial Information 6 in thousands $43,465 $43,373 $43,100 Assets: Investments in real estate properties: Operating properties $30,632,155 $30,473,036 $22,585,327 Development portfolio 2,142,801 2,010,046 1,593,489 Land 1,192,220 1,264,815 1,154,383 Other real estate investments ,619,811 ,537,886 ,505,445 34,586,987 34,285,783 25,838,644 Less accumulated depreciation 4,656,680 4,451,434 4,059,348 Net investments in real estate properties 29,930,307 29,834,349 21,779,296 Investments in and advances to unconsolidated entities 5,745,294 5,618,178 5,496,450 Assets held for sale or contribution ,622,288 ,761,575 ,342,060 Notes receivable backed by real estate 0 0 34,260 Net investments in real estate 36,297,889 36,214,102 27,652,066 Cash and cash equivalents ,343,856 ,275,562 ,447,046 Other assets 1,775,919 1,778,498 1,381,963 Total assets $38,417,664 $38,268,162 $29,481,075 Liabilities and Equity: Liabilities: Debt $11,089,815 $11,232,129 $9,412,631 Accounts payable, accrued expenses and other liabilities 1,526,961 1,598,378 1,362,703 Total liabilities 12,616,776 12,830,507 10,775,334 Equity: Stockholders' equity Total stockholders' equity 22,298,093 22,030,599 15,631,158 Noncontrolling interests 2,836,469 2,743,408 2,660,242 Noncontrolling interests - limited partnership unitholders ,666,326 ,663,648 ,414,341 Total equity 25,800,888 25,437,655 18,705,741 Total liabilities and equity $38,417,664 $38,268,162 $29,481,075

Consolidated Statements of Income Financial Information 7 in thousands, except per share amounts Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Revenues: Rental $,679,195 $,550,649 $2,388,791 $2,225,141 Strategic capital ,126,500 68,148 ,406,300 ,373,889 Development management and other 1,390 1,125 9,358 19,104 Total revenues ,807,085 ,619,922 2,804,449 2,618,134 Expenses: Rental ,177,194 ,140,338 ,600,648 ,569,523 Strategic capital 42,940 35,360 ,157,040 ,155,141 General and administrative 56,698 59,709 ,238,985 ,231,059 Depreciation and amortization ,286,758 ,222,501 ,947,214 ,879,140 Other 2,415 3,597 13,560 12,205 Total expenses ,566,005 ,461,505 1,957,447 1,847,068 Operating income ,241,080 ,158,417 ,847,002 ,771,066 Other income (expense): Earnings from unconsolidated co-investment ventures, net ,114,187 73,768 ,279,170 ,234,168 Earnings from other unconsolidated ventures, net 2,234 2,532 19,090 14,399 Interest expense ,-62,380 ,-62,030 -,229,141 -,274,486 Gains on dispositions of development properties and land, net ,140,531 91,794 ,469,817 ,327,528 Gains on dispositions of real estate, net (excluding development properties and land) ,217,035 ,131,787 ,371,179 ,855,437 Foreign currency and derivative gains (losses) and interest and other income, net 56,450 -7,331 ,131,759 ,-44,165 Gains (losses) on early extinguishment of debt, net 71 ,-37,783 -2,586 ,-68,379 Total other income ,468,128 ,192,737 1,039,288 1,044,502 Earnings before income taxes ,709,208 ,351,154 1,886,290 1,815,568 Current income tax expense ,-16,191 ,-17,089 ,-61,882 ,-59,614 Deferred income tax benefit (expense) -2,527 4,808 -1,448 5,005 Consolidated net earnings ,690,490 ,338,873 1,822,960 1,760,959 Net earnings attributable to noncontrolling interests ,-74,508 ,-30,086 -,124,712 ,-63,620 Net earnings attributable to noncontrolling interests - limited partnership units ,-17,922 -7,901 ,-48,887 ,-45,014 Net earnings attributable to controlling interests ,598,060 ,300,886 1,649,361 1,652,325 Preferred stock dividends -1,492 -1,476 -5,935 -6,499 Loss on preferred stock repurchase 0 -3,895 0 -3,895 Net earnings attributable to common stockholders $,596,568 $,295,515 $0 $1,643,426 $1,641,931 Weighted average common shares outstanding - Diluted ,654,579 ,554,401 ,590,239 ,552,300 Net earnings per share attributable to common stockholders - Diluted $0.94 $0.55000000000000004 $2.87 $3.06

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to FFO* Financial Information 8 in thousands Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Net earnings attributable to common stockholders $,596,568 $,295,515 $1,643,426 $1,641,931 Add (deduct) NAREIT defined adjustments: Real estate related depreciation and amortization ,277,976.67835 ,214,292 ,912,780.67834999994 ,847,516 Gains on dispositions of real estate, net (excluding development properties and land) -,217,035 -,131,787 -,371,179 -,855,437 Reconciling items related to noncontrolling interests 56,213 1,661 23,081 ,-38,972 Our share of reconciling items related to unconsolidated co-investment ventures ,-19,088 38,076 ,133,128 ,140,712 Our share of reconciling items related to other unconsolidated ventures 3,293 1,728 8,623 6,759 Subtotal-NAREIT defined FFO attributable to common stockholders/unitholders* $,697,927.67834999994 $,419,485 $2,349,859.6783499997 $1,742,509 Add (deduct) our defined adjustments: Unrealized foreign currency and derivative losses (gains), net ,-47,121 13,563 -,120,397 69,363 Deferred income tax expense (benefit) 2,527 -4,808 1,448 -5,005 Current income tax expense on dispositions related to acquired tax assets 297 2,241 1,175 2,331 Reconciling items related to noncontrolling interests -,309 1 -,191 -8 Our share of reconciling items related to unconsolidated co-investment ventures -3,242 ,-12,236 -,263 ,-14,677 FFO, as modified by Prologis attributable to common stockholders/unitholders* $,650,079.67834999994 $,418,246 $2,231,631.6783499997 $1,794,513 Adjustments to arrive at Core FFO attributable to common stockholders/unitholders*: Gains on dispositions of development properties and land, net -,140,531 ,-91,794 -,469,817 -,327,528 Current income tax expense on dispositions 3,503.9507200000007 6,529 17,084.950720000001 19,102 Losses (gains) on early extinguishment of debt and preferred stock repurchase, net -71 41,678 2,586 72,274 Reconciling items related to noncontrolling interests 916 297 6,183 -,390 Our share of reconciling items related to unconsolidated co-investment ventures 12,723 -33 13,946 -,224 Our share of reconciling items related to other unconsolidated ventures -,301 -1,656 ,-13,467 -6,594 Core FFO attributable to common stockholders/unitholders* $,526,320.62907000002 $,373,267 $1,788,148.6290699998 $1,551,153 Adjustments to arrive at Adjusted FFO ("AFFO") attributable to common stockholders/unitholders*, including our share of unconsolidated ventures less noncontrolling interest: Gains on dispositions of development properties and land, net ,140,531 91,794 ,469,817 ,327,528 Current income tax expense on dispositions -3,503.9507200000007 -6,529 ,-17,084.950720000001 ,-19,102 Straight-lined rents and amortization of lease intangibles ,-21,566 ,-14,788 ,-66,938 ,-81,021 Property improvements ,-30,482.682425272222 ,-33,992 ,-90,344.682425272214 ,-84,022 Turnover costs ,-43,674.221507523587 ,-37,813 -,134,868.22150752359 -,153,255 Amortization of debt discount (premium), financing costs and management contracts, net 4,428 2,853 14,112 3,845 Stock compensation expense 18,063.595000000001 18,549 76,092.595000000001 76,640 Reconciling items related to noncontrolling interests 6,747 9,563 21,225 35,820 Our share of reconciling items related to unconsolidated ventures ,-28,670 ,-17,662 ,-67,906 ,-60,594 AFFO attributable to common stockholders/unitholders* $,568,192.36941720429 $,385,242 $1,992,252.3694172038 $1,596,992

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to Adjusted EBITDA* Financial Information 9 in thousands Three Months Ended Twelve Months Ended December 31, December 31, 2018 2017 2018 2017 Net earnings attributable to common stockholders $,596,568 $,295,515 $1,643,426 $1,641,931 Gains on dispositions of real estate, net (excluding development properties and land) -,217,035 -,131,787 -,371,179 -,855,437 Depreciation and amortization expenses ,286,758 ,222,501 ,947,214 ,879,140 Interest expense 62,380 62,030 ,229,141 ,274,486 Losses (gains) on early extinguishment of debt, net -71 37,783 2,586 68,379 Current and deferred income tax expense, net 18,718 12,281 63,330 54,609 Net earnings attributable to noncontrolling interests - limited partnership unitholders 17,922 7,901 48,887 45,014 Pro forma adjustments 464 -2,777 59,123.586059178371 11,828 Preferred stock dividends and repurchase 1,492 5,371 5,935 10,394 Unrealized foreign currency and derivative losses (gains), net ,-47,121 13,563 -,120,397 69,363 Stock compensation expense 18,064 18,549 76,093 76,640 Adjusted EBITDA, consolidated* $,738,139 $,540,930 $2,584,159.5860591782 $2,276,347 Reconciling items related to noncontrolling interests 38,993 -6,785 ,-27,216 ,-90,893 Our share of reconciling items related to unconsolidated ventures 15,498 49,658 ,240,730 ,212,190 Adjusted EBITDA attributable to common stockholders/unitholders* $,792,630 $,583,803 $2,797,673.5860591782 $2,397,644

Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. On January 18, 2019, Prologis contributed an initial portfolio of assets of approximately 6.9 million square feet of operating properties and 371 acres of land to a newly formed unconsolidated co-investment venture Prologis Brazil Logistics Venture. Summary and Financial Highlights Strategic Capital 10 Co-Investment Ventures Type Established Accounting Method Region Ownership Structure Next Promote Opportunity Prologis U.S. Logistics Venture Core 2014 Consolidated U.S. 0.5504 Open end Q4 2019 Prologis Targeted U.S. Logistics Fund Core 2004 Unconsolidated U.S. 0.2737 Open end Q2 2020 FIBRA Prologis Core 2014 Unconsolidated Mexico 0.46739999999999998 Public, Mexican Exchange Q2 2019 Prologis European Logistics Fund Core 2007 Unconsolidated Europe 0.27900000000000003 Open end Q3 2019 Prologis European Logistics Partners Core 2013 Unconsolidated Europe 0.5 Open end Q4 2019 Prologis UK Logistics Venture Core/Development 2017 Unconsolidated Europe 0.15 Closed end Q4 2019 Nippon Prologis REIT Core 2013 Unconsolidated Japan 0.15079999999999999 Public, Tokyo Exchange n/a Prologis China Logistics Venture Core/Development 2011 Unconsolidated China 0.15 Closed end Q4 2020 in thousands Venture (at 100%) (A) Square Feet GBV of Operating Bldgs Debt Unconsolidated Co-Investment Ventures Prologis Targeted U.S. Logistics Fund 49,754 90,444 $7,906,917 $2,093,722 FIBRA Prologis (B) 0 35,982 2,139,517 ,838,035 Prologis European Logistics Fund 51,411 ,106,883 9,399,506 2,237,558 Prologis European Logistics Partners 0 49,754 3,676,117 0 Prologis UK Logistics Venture 2,782 ,439,297 ,310,180 Nippon Prologis REIT (B) ,406,483 29,137 5,316,170 1,956,744 Prologis China Logistics Venture 0 22,274 1,178,094 ,711,365 Brazil joint ventures (C) 0 2,803 ,172,560 0 Unconsolidated Co-Investment Ventures Total ,507,648 ,340,059 30,228,178 8,147,604 Consolidated Co-Investment Ventures Prologis U.S. Logistics Venture 0 66,424 6,073,329 5,899 Consolidated Co-Investment Ventures Total 66,424 6,073,329 5,899 Total ,406,483 $36,301,507 $8,153,503

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%) (A) Strategic Capital 11 * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. dollars in thousands U.S. Other Americas Europe Asia Total Operating Information For the Three Months Ended December 31, 2018 Rental revenues $,172,383 $55,295 $,268,242 $,118,138 $,614,058 Rental expenses ,-46,030 ,-10,142 ,-57,635 ,-28,849 -,142,656 General and administrative expenses -9,745 -5,478 ,-14,071 ,-12,482 ,-41,776 Depreciation and amortization expenses ,-68,229 ,-17,459 ,-98,646 ,-31,814 -,216,148 Other operating revenues (expenses) -18 106 251 -15 324 Operating income 48,361 22,322 98,141 44,978 ,213,802 Interest expense ,-19,008 ,-10,757 ,-34,884 ,-14,298 ,-78,947 Gains (losses) on dispositions of real estate 54,641 0 ,161,418 -,520 ,215,539 Current and deferred income tax expense -,130 -18 ,-20,102 -7,788 ,-28,038 Other income (expense) 1,313 574 4,296 -3,498 2,685 Net earnings 85,177 12,121 ,208,869 18,874 ,325,041 Real estate related depreciation and amortization expenses 67,736 16,935 95,113 30,230 ,210,014 Losses (gains) on dispositions of real estate, net (excluding land) ,-54,641 0 -,161,418 520 -,215,539 Unrealized foreign currency and derivative losses (gains), net 0 -,366 720 3,932 4,286 Deferred income tax benefit 0 0 ,-10,913 -,381 ,-11,294 FFO, as modified by Prologis* 98,272 28,690 ,132,371 53,175 ,312,508 Reconciling Items to Core FFO -2,934 1 37,979 6,319 41,365 Core FFO* $95,338 $28,691 $,170,350 $59,494 $,353,873 Balance Sheet Information As of December 31, 2018 Operating properties, before depreciation $7,906,917 $2,312,077 $13,514,920 $6,494,264 $30,228,178 Accumulated depreciation -1,035,228 -,234,361 -1,600,475 -,435,236 -3,305,300 Properties under development and land 0 8,295.1558392790084 ,311,749.60886660335 ,579,780.23529411759 ,899,825 Other assets ,431,355 50,641.84416072099 ,801,307.39113339665 ,450,650.76470588241 1,733,955 Total assets $7,303,044 $2,136,653 $13,027,502 $7,089,459 $29,556,658 Third party debt $2,093,722 $,838,035 $2,547,738 $2,668,109 $8,147,604 Other liabilities ,255,787 23,488 1,067,731 ,337,931 1,684,937 Total liabilities $2,349,509 $,861,523 $3,615,469 $3,006,040 $9,832,541 Weighted average ownership 0.2737 0.44399354680621023 0.33161886089670084 0.15059563489821445 0.28333660116587567

* This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. This balance includes the deferred portion of gains on the contribution of our properties to the ventures prior to 2018, net of any additional costs, included in our investment in the venture. Non-GAAP Pro-Rata Financial Information (A) Strategic Capital 12 dollars in thousands Non Controlling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information for the Three Months Ended December 31, 2018 Rental revenues $57,250 $,179,337 Rental expenses ,-14,476 ,-40,322 General and administrative expenses -7,717 ,-12,814 Depreciation and amortization expenses ,-22,898 ,-61,600 Other operating expense -1,615 -,165 Operating income 10,544 64,436 Interest expense -79 ,-21,671 Gains on dispositions of real estate 61,632 78,878 Current and deferred income tax benefit (expense) 177 -8,677 Other income 2,177 1,221 Earnings from unconsolidated co-investment ventures, net 57 0 Net earnings 74,508 ,114,187 Real estate related depreciation and amortization expenses 22,898 59,790 Gains on dispositions of real estate, net (excluding land) ,-61,189 ,-78,878 Unrealized foreign currency and derivative losses (gains), net 58 696 Deferred income tax expense (benefit) 251 -3,938 FFO, as modified by Prologis* 36,526 91,857 Gains on dispositions of development properties and land, net -,443 0 Current income tax expense (benefit) on dispositions -,407 8,876 Losses (gains) on early extinguishment of debt, net -66 3,847 Core FFO* $35,610 $,104,580 Balance Sheet Information as of December 31, 2018 Operating properties, before depreciation $2,838,048 $8,686,197 Accumulated depreciation -,276,831 -1,030,250 Properties under development, land and other real estate ,110,817 ,152,402 Other assets ,218,639 ,605,477.34793623071 Total assets $2,890,673 $8,413,826.3479362316 Third party debt $13,217 $2,037,337 Other liabilities 40,987 ,427,464 Total liabilities $54,204 $2,464,801 Weighted average ownership 0.40181682230152699 0.28333660116587567 Noncontrolling interests investment $2,836,469 Investment in and advances to unconsolidated co-investment ventures (B) $5,407,838 Investment in and advances to other unconsolidated ventures ,337,456 Investment in and advances to unconsolidated entities $5,745,294

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Overview Operations 13

Operating Metrics – Owned and Managed Operations 14 (A) Amount includes leases less than one year, exclusive of month-to-month leases and holdovers. square feet in thousands Leasing Activity Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Square feet of leases commenced: Operating portfolio: Renewals 16,753 21,555 17,887 21,128 18,899 New leases 11,307 6,757 11,361 10,534 10,566 Total Operating Portfolio 28,060 28,312 29,248 31,662 29,465 Properties under development 7,181 4,300 9,633 5,305 5,408 Total Square Feet of Leases Commenced 35,241 32,612 38,881 36,967 34,873 Average term of leases started (months) 56 57 61 61.9 83.4 Operating Portfolio: Trailing four quarters - square feet of leases commenced ,127,263 ,115,233 ,116,810 ,117,282 ,118,687 Trailing four quarters - average % of portfolio 0.20300000000000001 0.183 0.186 0.185 0.183 Rent change (net effective) 0.14899999999999999 0.16 0.153 0.188 0.20399999999999999 Rent change (net effective) - Prologis share 0.23499999999999999 0.219 0.20599999999999999 0.22620000000000001 0.25569999999999998 Rent change (cash) 7.9% 6.0999999999999999 5.9% 9.5% 7.7% Rent change (cash) - Prologis share 0.127 9.2% 9.7% 0.1164 0.1084 Total square feet of Operating Portfolio leases commenced (A) 32,764 29,845 31,398 33,649 30,467

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Metrics – Owned and Managed Operations 15 99.0% Occupancy Free rent as a % of lease value – trailing four quarters 3.6% 3.9% in thousands, except for percentages and per square foot Capital Expenditures Same Store Information Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Property improvements $71,654 $26,890 $50,230 $55,381 $65,676 Square feet 553259 582492 565141 562123 560294 Average occupancy 0.97 0.96799999999999997 0.97 0.97399999999999998 0.97399999999999998 Tenant improvements 39,621 31,579 29,990 26,151 31,131 Period end occupancy 0.97499999999999998 0.96799999999999997 0.97399999999999998 0.97599999999999998 0.97499999999999998 Leasing commissions 32,194 22,997 27,794 32,448 37,651 Percentage change: Total turnover costs 71,815 54,576 57,784 58,599 68,782 Rental revenues - cash* 4.1000000000000002 6.0999999999999999 5.2999999999999999 5.5 4.2000000000000003 Total Capital Expenditures $,143,469 $81,466 $,108,014 $,113,980 $,134,458 Rental revenues - net effective 3.5999999999999997 4.5999999999999999 4.1000000000000002 4.4999999999999998 3.6999999999999998 Rental expenses 5.3999999999999999 5.0999999999999997 2.4 5.8999999999999997 3.2000000000000001 Trailing four quarters - % of NOI* 0.13500000000000001 0.13300000000000001 0.13300000000000001 0.13 0.123 Same store NOI - cash* 3.6999999999999998 6.5000000000000002 6.3 5.3999999999999999 4.4999999999999998 Same store NOI - cash - Prologis share* 5.0999999999999997 7.9000000000000001 7.0000000000000007 5.8999999999999997 4.4999999999999998 Weighted average ownership percent 0.60399999999999998 0.56399999999999995 0.59799999999999998 0.627 0.64300000000000002 Same store NOI - net effective* 2.9000000000000001 4.3999999999999997 4.7 4.1000000000000002 3.9 Prologis share $86,710 $45,957 $64,598 $71,420 $86,390 Same store NOI - net effective - Prologis share* 3.9 5.2999999999999999 5.3999999999999999 4.4999999999999998 4.4999999999999998 Average occupancy -0.30000000000000001 2 2 .80000000000000002 2.2%

Operating Portfolio – Square Feet, Occupied and Leased Operations 16 square feet in thousands and ordered by Prologis share of NOI (%) # of Buildings Square Feet Occupied % Leased % Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 400 82,321 63,851 15.110659900000002 99.5 99.7 99.5 99.7 New Jersey/New York City 137 34,082 25,524 6.0403830000000003 99.7 99.6 99.9 99.9 San Francisco Bay Area 244 23,246 19,195 4.5425930000000001 97.9 97.8 97.9 97.8 Chicago 227 42,148 31,914 7.5526084116999996 97.9 97.9 97.9 98 Dallas/Ft. Worth 175 30,649 24,847 5.8801699999999997 96.9 97.7 97 97.8 Seattle 126 17,538 11,750 2.780697 96.6 96.4 97.5 97.6 Atlanta 133 25,505 21,636 5.1202680000000003 96.5 96.4 97 97 South Florida 129 15,575 10,818 2.5601340000000001 92.6 93.1 92.7 93.2 Central Valley 29 14,288 13,068 3.0926080000000002 96.9 99.1 96.9 99.1 Central & Eastern PA 46 20,010 14,084 3.3330489999999999 94.6 94.9 94.6 94.9 Houston 141 18,474 13,343 3.1576880000000003 95.6 95 96.1 95.6 Baltimore/Washington 77 9,271 6,669 1.5782520000000002 98.3 98 98.8 98.8 Las Vegas 62 9,361 6,039 1.42915968534348 97.3 97.7 97.5 97.8 Denver 38 6,543 5,879 1.39129488162516 99.6 99.6 99.8 99.9 Nashville 32 9,066 6,917 1.63694279574778 98.4 98.2 98.4 98.2 Orlando 56 6,877 5,607 1.32692471530401 96.9 98.6 96.9 98.6 Cincinnati 34 7,838 6,002 1.42040344948362 99.5 99.4 99.5 99.4 Remaining U.S. markets (12 markets) 231 41,404 31,438 7.5399609999999999 95.3 94.4 96 95.1 Total U.S. 2,317 ,414,196 ,318,581 75.393796839204057 97.4 97.6 97.7 97.8 Mexico 207 38,570 19,406 4.5999999999999996 97.2 96.9 97.2 96.9 Canada 31 9,166 9,165 2.1999999999999997 100 100 100 100 Brazil 23 9,741 7,218 1.7000000000000002 89.7 87.8 90.4 88.7 Total Other Americas 261 57,477 35,789 8.5 96.3 95.8 96.5 96 United Kingdom 103 23,381 8,154 1.9296850000000001 97.4 96.3 97.4 96.3 France 108 29,069 10,703 2.5329190000000001 98.4 98.8 98.4 98.8 Germany 90 21,847 6,840 1.6187199999999999 99 99.1 99.5 99.5 Netherlands 72 19,748 6,651 1.573993 99.9 99.8 99.9 99.9 Poland 87 19,542 6,641 1.571626 98.4 98.4 98.8 99 Remaining European countries (7 countries) 224 47,816 18,766 4.5410680000000001 96.7 96 97 96.2 Total Europe 684 ,161,403 57,755 13.668011000000002 98 97.6 98.2 97.8 Japan 44 30,681 5,938 1.4052580000000001 99 99.1 99 99.2 China 85 22,474 3,542 0.83823200000000009 96 96.2 96 96.2 Singapore 5 951 951 0.22505899999999998 97.4 97.4 97.4 97.4 Total Asia 134 54,106 10,431 2.3685490000000002 97.7 98 97.8 98 Total Outside the U.S. 1,079 ,272,986 ,103,975 24.606206 97.6 97.1 97.7 97.2 Total Operating Portfolio 3,396 ,687,182 ,422,556 100 97.5 97.5 97.7 97.7 Total Global markets 2,778 ,578,657 ,349,477 82.705488000000003 97.6 97.6 97.8 97.8 Total Regional markets 618 ,108,525 73,079 17.294512000000001 96.8 96.6 97.2 97

*This is a non-GAAP financial measure, Please see our Notes and Definitions for further explanation. Operating Portfolio – NOI* and Gross Book Value Operations 17 dollars in thousands and ordered by Prologis share of NOI (%) Fourth Quarter NOI*(A) Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Southern California $,130,858 $,101,143 17.510270999999999 $8,818,020 $6,790,089 18.928927999999999 New Jersey/New York City 62,294 46,252 8.01 3,667,091 2,612,912 7.28409 San Francisco Bay Area 53,962 45,021 7.79 2,988,163 2,499,455 6.967803 Chicago 48,482 35,306 6.11 3,179,224 2,399,643 6.6895540000000002 Dallas/Ft. Worth 33,889 27,512 4.7600000000000007 1,959,191 1,544,631 4.3 Seattle 30,320 20,597 3.5700000000000003 2,119,761 1,508,503 4.2 Atlanta 23,802 19,840 3.4299999999999997 1,507,459 1,289,792 3.5999999999999996 South Florida 25,968 18,505 3.2 1,776,711 1,291,479 3.6002930000000002 Central Valley 17,736 16,264 2.82 ,971,647 ,889,579 2.479905 Central & Eastern PA 22,374 15,900 2.75 1,460,377 1,035,474 2.8866209999999999 Houston 21,380 15,689 2.7199999999999998 1,491,678 1,086,569 3.0290600000000003 Baltimore/Washington 16,067 11,797 2.04 ,976,589 ,718,403 2.002713 Las Vegas 13,934 9,817 1.7000000000000002 ,719,806 ,445,862 1.242942 Denver 8,748 7,846 1.3599999999999999 ,497,467 ,448,949 1.2515480000000001 Nashville 7,756 6,346 1.0999999999999999 ,479,992 ,372,993 1.039803 Orlando 7,310 6,037 1 ,541,981 ,443,507 1.2363770000000001 Cincinnati 7,703 5,868 1.02 ,408,165 ,319,736 0.89133700000000005 Remaining U.S. markets (12 markets) 42,408 32,094 5.56 2,395,896 1,745,174 4.8650720000000005 Total U.S. ,574,991 ,441,834 76.450271000000001 35,959,218 27,442,750 76.496046000000007 Mexico 45,072 23,101 3.9993349999999999 2,298,167 1,158,660 3.2300299999999997 Canada 10,619 10,619 1.838403 ,719,755 ,719,755 2.0064820000000001 Brazil 11,600 8,276 1.4327730000000001 ,606,726 ,451,422 1.2584420000000001 Total Other Americas 67,291 41,996 7.1705110000000003 3,624,648 2,329,837 6.4949539999999999 United Kingdom 47,905 16,590 2.872125 3,183,735 1,081,405 3.0146639999999998 France 35,667 13,110 2.2696540000000001 2,355,009 ,824,531 2.2985690000000001 Germany 29,539 9,216 1.59551 1,807,137 ,547,463 1.526178 Netherlands 26,903 9,007 1.5593269999999999 1,740,914 ,567,009 1.5806669999999998 Poland 17,541 6,043 1.0461879999999999 1,206,326 ,402,300 1.1215030000000001 Remaining European countries (7 countries) 53,256 19,649 3.4017119999999998 3,374,533 1,305,365 3.739004 Total Europe ,210,811 73,615 12.844516 13,667,654 4,728,073 13.180585000000001 Japan 72,689 15,012 2.5989360000000001 5,560,284 1,045,792 2.9153849999999997 China 20,336 3,107 0.53789600000000004 1,188,081 ,186,702 0.52047500000000002 Singapore 2,057 2,057 0.35611599999999999 ,138,339 ,138,339 0.38565199999999999 Total Asia 95,082 20,176 3.4929480000000002 6,886,704 1,370,833 3.8215119999999998 Total Outside the U.S. ,373,184 ,135,787 23.507975000000002 24,179,006 8,428,743 23.497050999999999 Total Operating Portfolio $,948,175 $,577,621 99.958246000000003 $60,138,224 $35,871,493 99.993097000000006 Total Global markets ,828,665 ,496,704 86 53,432,312 31,436,257 87.6 Total Regional markets ,119,510 80,917 14.000000000000002 6,705,912 4,435,236 12.4

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – Summary by Division Operations 18 square feet and dollars in thousands # of Buildings Square Feet Occupied % Leased % Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 1,754 ,324,085 ,293,917 69.556934465490954 0.62520308604522101 97.4 97.6 97.7 97.9 Total Outside the U.S. 81 24,309 24,309 5.6528469599295716 3.3523215790245545E-2 93.8 93.8 94.2 94.2 Total Operating Portfolio - Consolidated 1,835 ,348,394 ,318,226 75.309781425420525 97.2 97.3 97.4 97.6 Unconsolidated Total U.S. 563 90,111 24,664 5.8368594931796025 0.62520308604522101 97.4 97.4 97.5 97.5 Total Outside the U.S. 998 ,248,677 79,666 18.853359081399862 3.3523215790245545E-2 98 98 98.1 98.2 Total Operating Portfolio - Unconsolidated 1,561 ,338,788 ,104,330 24.690218574579465 97.8 97.9 98 98 Total Total U.S. 2,317 ,414,196 ,318,581 75.393793958670557 0.62520308604522101 97.4 97.6 97.7 97.8 Total Outside the U.S. 1,079 ,272,986 ,103,975 24.606206041329436 3.3523215790245545E-2 97.6 97.1 97.7 97.2 Total Operating Portfolio 3,396 ,687,182 ,422,556 100 97.5 97.45 97.69 97.68 Value added properties - consolidated 28 7,855 7,308 16.3 17.5 32.799999999999997 31 Value added properties - unconsolidated 8 1,271 373 37.5 40.9 37.5 40.9 Total Operating Properties 3,432 ,696,308 ,430,237 96.5 96 96.8 96.5 Fourth Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $,449,654 $,407,181 70.492762555378008 $28,075,690 $25,285,029 70.487807689999997 Total Outside the U.S. 28,808 28,808 4.9873532991355924 1,928,137 1,928,137 5.3751233599999999 Total Operating Portfolio - Consolidated $,478,462 $,435,989 75.480115854513599 $30,003,827 $27,213,166 75.86293105 Unconsolidated Total U.S. $,125,337 $34,653 5.9992624921877837 $7,883,528 $2,157,721 6 Total Outside the U.S. ,344,376 ,106,979 18.520621653298615 22,250,869 6,500,606 18.100000000000001 Total Operating Portfolio - Unconsolidated $,469,713 $,141,632 24.519884145486401 $30,134,397 $8,658,327 24.1 Total Total U.S. $,574,991 $,441,834 76.492025047565789 $35,959,218 $27,442,750 76.487807689999997 Total Outside the U.S. ,373,184 ,135,787 23.507974952434207 24,179,006 8,428,743 23.475123360000001 Total Operating Portfolio $,948,175 $,577,621 100 $60,138,224 $35,871,493 99.962931049999995 Value added properties - consolidated -,877 -,700 ,772,706 ,725,319 Value added properties - unconsolidated 469 133 93,781 27,870 Total Operating Properties $,947,767 $,577,054 $61,004,711 $36,624,682

Customer Information Operations 19 square feet and dollars in thousands Top Customers - Owned and Managed Lease Expirations - Operating Portfolio - Owned and Managed % of Net Effective Rent Total Square Feet Year Occupied Sq Ft Net Effective Rent $ % of Total $ Per Sq Ft 1 Amazon 3.3 19,826 2019 87,951 471355 12.139999999999999 5.3593000000000002 2 DHL 1.4 10,402 2020 ,106,260 592247 15.129999999999999 5.5735999999999999 3 XPO Logistics 1.3 9,256 2021 ,105,022 588608 15.14 5.6045999999999996 4 Geodis 1.2 9,943 2022 ,100,233 580678 14.829999999999998 5.7933000000000003 5 FedEx 1.1000000000000001 4,392 2023 84,166 505807 12.920000000000002 6.0095999999999998 6 Home Depot 1 6,962 Thereafter ,186,355 1175659 30.03 6.3087 7 Kuehne + Nagel 0.9 6,138 ,669,987 3,914,354 99.99 5.8423999999999996 8 UPS 0.9 5,879 9 DSV Air and Sea 0.9 5,200 10 BMW 0.6 4,244 Top 10 Customers 12.6 82,242 Lease Expirations - Operating Portfolio - Prologis Share 11 Wal-Mart 0.6 4,429 Year Occupied Sq Ft Net Effective Rent 12 CEVA Logistics 0.6 4,739 $ % of Total $ Per Sq Ft 13 Nippon Express 0.6 2,687 2019 54,369 284465 12.01 5.2321 14 Cainiao Network 0.5 4,148 2020 57,689 316385 13.250000000000002 5.4843000000000002 15 Hitachi 0.5 2,235 2021 65,814 362131 15.28 5.5023 16 Ingram Micro 0.5 3,885 2022 61,717 347506 14.67 5.6306000000000003 17 DB Schenker 0.5 3,554 2023 55,009 323512 13.65 5.8811 18 Panalpina 0.4 2,821 Thereafter ,117,200 735205 31.03 6.2731000000000003 19 U.S. Government 0.4 1,129 ,411,798 2,369,204 99.99 5.7533000000000003 20 Yusen Logistics 0.4 2,159 21 PepsiCo 0.3 2,755 22 Office Depot 0.3 2,266 23 APL Logistics 0.3 2,729 24 LG 0.3 2,304 25 Kimberly-Clark Corporation 0.3 2,840 Top 25 Customers 19.100000000000001 ,126,922

Overview – Prologis Share Capital Deployment Est Value Creation $ 347 $ 380 $ 365 $ 446 $ 482 Outside the U.S. U.S. 20 (dollars in millions) Est wtd avg stabilized yield 7.5% 7.3% 6.8% 6.6% 6.5% Est Value Creation $236 $533 $571 $583 $661

Development Stabilizations Capital Deployment 21 square feet and dollars in thousands Q4 2018 FY 2018 T E I T E I Square Feet Owned and Managed Prologis Share Square Feet Owned and Managed Prologis Share Central 0 $0 $0 2,863 $,158,480 $,125,628 East 1,375 ,191,545 ,171,461 1,880 ,251,878 ,231,794 West 932 69,836 69,836 5,010 ,401,634 ,380,835 Total U.S. 2,307 ,261,381 ,241,297 9,753 ,811,992 ,738,257 Canada 249 24,215 24,215 249 24,215 24,215 Mexico 283 18,134 18,134 1,792 ,116,931 ,116,931 Brazil 0 0 0 0 0 0 Total Other Americas 532 42,349 42,349 2,041 ,141,146 ,141,146 Northern Europe 0 0 0 2,680 ,206,779 ,165,001 Southern Europe 827 58,535 58,535 3,166 ,229,037 ,229,037 Central Europe 0 0 0 1,604 95,691 92,433 United Kingdom 254 68,721 10,308 1,510 ,212,350 ,104,422 Total Europe 1,081 ,127,256 68,843 8,960 ,743,857 ,590,893 Japan 1,250 ,195,083 ,195,083 2,107 ,355,783 ,355,783 China 485 22,843 3,426 5,998 ,312,001 46,800 Singapore 0 0 0 0 0 0 Total Asia 1,735 ,217,926 ,198,509 8,105 ,667,784 ,402,583 Total Outside the U.S. 3,348 ,387,531 ,309,701 19,106 1,552,787 1,134,622 Total Development Stabilizations 5,655 $,648,912 $,550,998 28,859 $2,364,779 $1,872,879 Percent build to suit 0.64910000000000001 0.56599999999999995 Estimated weighted average stabilized yield 6.2% 6.5% Annualized estimated NOI $34,377 $,122,058 Estimated weighted average stabilized cap rate 4.6% 4.7% Estimated weighted average margin 0.3367 0.35270000000000001 Estimated value creation $,185,497 $,660,523

Development Starts Capital Deployment 22 square feet and dollars in thousands Q4 2018 FY 2018 Square Feet Leased % at Start T E I Square Feet Leased % at Start T E I Owned and Managed Prologis Share Owned and Managed Prologis Share Central 681 0 $48,165 $48,165 3,436 64.3 $,212,550 $,212,550 East 913 0 93,747 93,747 2,119 22.7 ,248,373 ,222,307 West 3,742 58.7 ,346,967 ,324,906 7,245 38.200000000000003 ,670,274 ,648,213 Total U.S. 5,336 41.2 ,488,879 ,466,818 12,800 42.6 1,131,197 1,083,070 Canada 847 100 93,934 93,934 847 100 93,934 93,934 Mexico 588 100 31,964 31,964 1,147 100 71,284 71,284 Brazil 0 0 0 0 0 0 0 0 Total Other Americas 1,435 100 ,125,898 ,125,898 1,994 100 ,165,218 ,165,218 Northern Europe 528 61.6 42,858 42,858 3,924 59.4 ,352,478 ,347,127 Southern Europe 993 53.8 83,149 83,149 1,926 63.1 ,166,487 ,166,487 Central Europe 937 11.3 59,232 53,422 2,689 24.5 ,171,385 ,155,815 United Kingdom 641 0 92,204 13,830 1,346 36.700000000000003 ,191,513 49,120 Total Europe 3,099 31.1 ,277,443 ,193,259 9,885 47.6 ,881,863 ,718,549 Japan 625 0 ,110,180 ,110,180 2,655 46.7 ,432,529 ,432,529 China 4,132 0 ,225,610 33,842 8,603 0 ,476,298 71,445 Total Asia 4,757 0 ,335,790 ,144,022 11,258 11 ,908,827 ,503,974 Total Outside the U.S. 9,291 25.8 ,739,131 ,463,179 23,137 34.299999999999997 1,955,908 1,387,741 Total Development Starts 14,627 31.4 $1,228,010 $,929,997 35,937 37.299999999999997 $3,087,105 $2,470,811 Percent build to suit 0.42299999999999999 0.39500000000000002 Estimated weighted average stabilized yield 6.2% 6.2% Annualized estimated NOI $57,450 $,152,160 Estimated weighted average stabilized cap rate 5.0999999999999997 0.05 Estimated weighted average margin 0.19 0.19500000000000001 Estimated value creation $,176,920 $,482,354

Development Portfolio Capital Deployment 23 square feet and dollars in thousands Under Development Pre-Stabilized Developments 2019 Expected Completion 2020 and Thereafter Expected Completion Total Development Portfolio T E I T E I T E I T E I Sq Ft Leased % Owned and Managed Prologis Share Sq Ft Owned and Managed Prologis Share Owned and Managed Prologis Share Leased % Owned and Managed Prologis Share Sq Ft Sq Ft Central 1,326 23.51 $,107,292 $,107,292 3,434 $,212,966 $,212,966 0 $0 $0 4,760 53 $,320,258 $,320,258 East 256 49.23 27,946 27,946 3,157 ,308,248 ,281,952 0 0 0 3,413 22.46 ,336,194 ,309,898 West 2,251 26.18 ,298,992 ,298,992 7,756 ,797,025 ,797,025 1,690 ,140,620 ,118,559 11,697 35.75 1,236,637 1,214,576 Total U.S. 3,833 26.8 ,434,230 ,434,230 14,347 1,318,239 1,291,943 1,690 ,140,620 ,118,559 19,870 37.6 1,893,089 1,844,732 Canada 0 0 0 0 847 93,934 93,934 0 0 0 847 100 93,934 93,934 Mexico 619 100 41,508 41,508 1,146 72,712 72,712 0 0 0 1,765 100 ,114,220 ,114,220 Brazil 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Total Other Americas 619 100 41,508 41,508 1,993 ,166,646 ,166,646 0 0 0 0 0 2,612 100 ,208,154 ,208,154 Northern Europe 566 81.19 42,337 42,337 3,905 ,343,895 ,338,363 0 0 0 4,471 62.41 ,386,232 ,380,700 Southern Europe 253 22.26 16,658 16,658 1,926 ,165,102 ,165,102 0 0 0 2,179 58.3 ,181,760 ,181,760 Central Europe 1,128 48.12 76,285 76,285 1,416 89,024 73,517 0 0 0 2,544 29.21 ,165,309 ,149,802 United Kingdom 501 2.27 84,508 31,955 1,365 ,186,814 28,022 0 0 0 1,866 22.81 ,271,322 59,977 Total Europe 2,448 43.71 ,219,788 ,167,235 8,612 ,784,835 ,605,004 0 0 0 11,060 47.29 1,004,623 ,772,239 Japan 2,099 99.9 ,326,341 ,326,341 2,290 ,353,368 ,353,368 625 ,110,180 ,110,180 5,014 77.2 ,789,889 ,789,889 China 4,280 41.22 ,233,499 35,025 6,054 ,325,475 48,822 7,184 ,404,545 60,681 17,518 10.26 ,963,519 ,144,528 Singapore 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Total Asia 6,379 60.55 ,559,840 ,361,366 8,344 ,678,843 ,402,190 7,809 ,514,725 ,170,861 22,532 25.16 1,753,408 ,934,417 Total Outside the U.S. 9,446 58.77 ,821,136 ,570,109 18,949 1,630,324 1,173,840 7,809 ,514,725 ,170,861 36,204 37.32 2,966,185 1,914,810 Total Development Portfolio 13,279 49.54 $1,255,366 $1,004,339 33,296 $2,948,563 $2,465,783 9,499 $,655,345 $,289,420 56,074 37.42 $4,859,274 $3,759,542 Cost to complete $,118,619 $,113,971 $1,265,101 $1,095,840 $,497,538 $,239,490 $1,881,258 $1,449,301 Percent build to suit 0.0% 0.39500000000000002 9.3% 0.26600000000000001 Estimated weighted average stabilized yield U.S. 5.9% 5.96 5.8% 5.9% Other Americas 8.2% 6.4% - 6.8% Europe 6.7% 6.1% - 6.3% Asia 6.8% 5.9% 5.9% 5.9% Total 6.2% 6.2% 5.9% 6.0999999999999999 Annualized estimated NOI $,227,619 Estimated weighted average stabilized cap rate 4.9% Estimated weighted average margin 0.20699999999999999 Estimated value creation $,779,051

Third Party Building Acquisitions Capital Deployment 24 (A) Excludes DCT acquisition. square feet and dollars in thousands Q4 2018 FY 2018 Square Feet Acquisition Price Square Feet Acquisition Price Owned andManaged Prologis Share Owned andManaged Prologis Share Owned andManaged Prologis Share Owned andManaged Prologis Share Prologis Wholly Owned 135 135 $63,596 $63,596 1,082 1,082 $,158,562 $,158,562 Prologis U.S. Logistics Venture 3,057 1,684 ,246,086 ,135,441 3,516 1,936 ,362,800 ,199,680 Prologis Targeted U.S. Logistics Fund 2,262 619 ,236,056 64,602 2,849 778 ,302,618 82,534 Total U.S. (A) 5,454 2,438 ,545,738 ,263,639 0 7,447 3,796 0 ,823,980 ,440,776 Prologis Europe Wholly Owned 159 159 34,292 34,292 159 159 34,292 34,292 Prologis European Logistics Fund 976 272 0 79,944 22,301 1,447 398 ,110,467 30,490 Prologis European Logistics Partners 0 0 0 0 92 46 10,711 5,355 Total Outside the U.S. 1,135 431 0 ,114,236 56,593 0 1,698 603 0 ,155,470 70,137 0 Total Third Party Building Acquisitions 6,589 2,869 $,659,974 $,320,232 0 9,145 4,399 0 $,979,450 $,510,913 Weighted average stabilized cap rate 5.0999999999999997 5.0099999999999999

4Q 2018 Supplemental

Capital Deployment
Dispositions and Contributions

square feet and dollars in thousands

	Q4 2018				FY 2018			
	Square Feet		Sales Price		Square Feet		Sales Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly Owned	1,129	1,129	$ 80,140	$ 80,140	5,782	5,782	$ 373,850	$ 373,850
Prologis U.S. Logistics Venture	4,875	2,683	424,846	233,835	6,878	3,786	536,472	295,274
Prologis Targeted U.S. Logistics Fund	1,207	330	146,746	40,164	1,597	438	169,909	46,571
Total U.S.	**7,211**	**4,142**	**651,732**	**354,139**	**14,257**	**10,006**	**1,080,231**	**715,695**
Total Other Americas	-	-	-	-	-	-	-	-
Prologis Wholly Owned	1,937	1,937	120,458	120,458	2,550	2,550	171,300	171,300
Prologis European Logistics Fund	5,176	1,444	324,237	90,462	9,323	2,549	649,988	177,244
Prologis European Logistics Partners	4,367	2,184	252,620	126,310	7,069	3,535	382,265	191,132
Total Europe	**11,480**	**5,565**	**697,315**	**337,230**	**18,942**	**8,634**	**1,203,553**	**539,676**
Prologis Wholly Owned	172	172	44,513	44,513	172	172	44,513	44,513
Total Asia	**172**	**172**	**44,513**	**44,513**	**172**	**172**	**44,513**	**44,513**
Total Outside the U.S.	**11,652**	**5,737**	**741,828**	**381,743**	**19,114**	**8,806**	**1,248,066**	**584,189**
Total Third Party Building Dispositions	**18,863**	**9,879**	**$ 1,393,560**	**$ 735,882**	**33,371**	**18,812**	**$ 2,328,297**	**$ 1,299,884**
Building Contributions to Co-Investment Ventures								
Prologis U.S. Logistics Venture	-	-	$ -	$ -	1,030	1,030	$ 82,293	$ 36,999
Prologis Targeted U.S. Logistics Fund	1,122	1,122	106,722	77,512	1,122	1,122	106,722	77,512
Total U.S.	**1,122**	**1,122**	**106,722**	**77,512**	**2,152**	**2,152**	**189,015**	**114,511**
FIBRA Prologis	1,112	1,112	64,550	34,379	1,381	1,381	78,100	41,662
Total Other Americas	**1,112**	**1,112**	**64,550**	**34,379**	**1,381**	**1,381**	**78,100**	**41,662**
Prologis European Logistics Fund	1,448	1,448	127,786	92,134	6,448	6,448	627,740	456,660
Prologis UK Logistics Venture	-	-	-	-	379	379	52,231	44,397
Total Europe	**1,448**	**1,448**	**127,786**	**92,134**	**6,827**	**6,827**	**679,971**	**501,057**
Nippon Prologis REIT	999	999	161,325	136,997	2,900	2,900	569,210	483,210
Prologis China Logistics Venture	-	-	-	-	885	885	51,490	43,767
Total Asia	**999**	**999**	**161,325**	**136,997**	**3,785**	**3,785**	**620,700**	**526,977**
Total Outside the U.S.	**3,559**	**3,559**	**353,661**	**263,510**	**11,993**	**11,993**	**1,378,771**	**1,069,696**
Total Building Contributions to Co-Investment Ventures	**4,681**	**4,681**	**460,383**	**341,022**	**14,145**	**14,145**	**1,567,786**	**1,184,207**
Total Building Dispositions and Contributions	**23,544**	**14,560**	**$ 1,853,943**	**$ 1,076,904**	**$ 47,516**	**$ 32,957**	**$ 3,896,083**	**$ 2,484,091**
Weighted average stabilized cap rate				***5.3%***				***5.2%***
Land dispositions			22,324	20,895			102,536	96,830
Dispositions of other investments in real estate			16,098	16,098			58,130	53,266
Grand Total Dispositions and Contributions			**$ 1,892,365**	**$ 1,113,897**			**$ 4,056,749**	**$ 2,634,187**

PROLOGIS

25

Land Portfolio – Owned and Managed Capital Deployment 26 square feet and dollars in thousands. ordered by Prologis share of NOI (%) of the operating portfolio Acres Current Book Value Owned and Managed Prologis Share Estimated Build Out (sq ft) Owned and Managed Prologis Share % of Total Southern California 92 88 1,744 $78,751 $76,863 6.4202841654206937 New Jersey/New York City 20 20 206 14,044 14,044 1.1730802963606446 San Francisco Bay Area 16 16 289 8,185 8,185 0.68368429405524611 Chicago 161 161 2,053 18,987 18,987 1.5859637985616317 Dallas/Ft. Worth 24 24 848 6,535 6,535 0.54586155915101198 Seattle 36 36 908 41,722 41,722 3.4849940276814872 Atlanta 218 218 2,593 16,928 16,928 1.4139777311871966 South Florida 141 138 2,783 92,134 90,536 7.5623752286604464 Central Valley 1,017 1,017 20,321 ,137,277 ,137,277 11.466600957241541 Central & Eastern PA 29 16 399 7,963 4,388 0.26652494591501763 Houston 172 160 2,969 23,284 21,641 1.8076495794318364 Baltimore/Washington 0 0 0 0 0 0 Las Vegas 67 67 1,314 13,676 13,676 1.1423416500304882 Denver 18 18 278 6,036 6,036 0.50418062295876176 Nashville 0 0 0 0 0 0 Orlando 65 65 972 17,431 17,431 1.4559927831004269 Cincinnati 0 0 0 0 0 0 Remaining U.S. markets (12 markets) 161 154 2,869 18,695 17,429 1.4558257252399369 Total U.S. 2,237 2,198 40,546 ,501,648 ,491,678 41.069337364996365 Mexico 551 521 10,222 ,111,308 ,103,880 8.6769852738495974 Canada 109 109 2,053 28,397 28,397 2.271971032166991 Brazil 531 490 11,950 ,152,714 ,135,114 11.305927881121626 Total Other Americas 1,191 1,120 24,225 ,292,419 ,267,391 22.254884187138217 United Kingdom 276 183 5,068 ,187,622 ,107,455 8.9756011994754381 France 279 223 4,749 47,803 35,879 2.9969344882600089 Germany 18 14 399 3,257 2,486 0.20765292058904603 Netherlands 25 25 721 9,578 9,578 0.80004009388651764 Poland 431 403 8,109 59,125 52,674 4.3998028717246216 Remaining European countries (7 countries) 661 620 13,293 94,571 86,428 7.2192383832140257 Total Europe 1,690 1,468 32,339 ,401,956 ,294,500 24.599269957149659 Japan 101 101 5,812 ,134,797 ,134,797 11.259449210233964 China 205 31 7,565 58,828 8,824 0.73705928048179492 Singapore 0 0 0 0 0 0 Total Asia 306 132 13,377 ,193,625 ,143,621 11.99650849071576 Total Outside the U.S. 3,187 2,720 69,941 ,888,000 ,705,512 58.930662635003642 Total Land Portfolio 5,424 4,918 ,110,487 $1,389,648 $1,197,190 100

Amounts include approximately 2,400 acres that we currently control through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Land Portfolio – Summary and Roll Forward Capital Deployment 27 dollars in thousands Acres Current Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Central 423 410 8.3367222448149665 $52,430 $50,786 4.342100251422079 East 478 465 9.4550630337535573 ,148,886 ,143,714 12.004276681228543 West 1,336 1,323 26.901179341195608 ,300,332 ,297,178 24.822960432345742 Total U.S. 2,237 2,198 44.692964619764133 ,501,648 ,491,678 41.069337364996365 Mexico 551 521 10.593737291581943 ,111,308 ,103,880 8.6769852738495974 Canada 109 109 2.2163481089873933 28,397 28,397 2.271971032166991 Brazil 531 490 9.9633997559983722 ,152,714 ,135,114 11.285927881121626 Total Other Americas 1,191 1,120 22.773485156567709 ,292,419 ,267,391 22.334884187138215 Central Europe 909 861 17.507116714111429 ,105,931 97,040 8.1056473909738642 Northern Europe 91 85 1.7283448556323708 27,737 26,353 2.2012378987462311 Southern Europe 414 339 6.8930459536396915 80,666 63,652 5.3067834679541264 United Kingdom 276 183 3.7210248068320455 ,187,622 ,107,455 8.9756011994754381 Total Europe 1,690 1,468 29.849532330215538 ,401,956 ,294,500 24.589269957149661 Japan 101 101 2.0536803578690526 ,134,797 ,134,797 11.259449210233964 China 205 31 0.63033753558357053 58,828 8,824 0.73705928048179492 Total Asia 306 132 2.6840178934526229 ,193,625 ,143,621 11.996508490715758 Total Outside the U.S. 3,187 2,720 55.307035380235874 ,888,000 ,705,512 58.920662635003637 Total Land Portfolio 5,424 4,918 100 $1,389,648 $1,197,190 99.990000000000009 Estimated build out of land portfolio (in TEI) $8,600,000 $7,700,000 Estimated build out of other land (in TEI) (A) 2,600,000 2,500,000 Total $11,200,000 $10,200,000 Land Roll Forward - Prologis Share U.S. Other Americas Europe Asia Total As of September 30, 2018 $,555,882 $,300,498 $,321,909 $97,134 $1,275,423 Acquisitions 33,253 0 17,943 65,683 ,116,879 Dispositions -,125 -2,489 -4,891 0 -7,505 Development starts -,113,991 ,-37,578 ,-40,572 ,-27,710 -,219,851 Infrastructure costs 9,025 7,445 4,425 4,129 25,024 Effect of changes in foreign exchange rates and other 7,634 -,485 -4,314 4,385 7,220 As of December 31, 2018 $,491,678 $,267,391 $,294,500 $,143,621 $1,197,190

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. The detail calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview Capitalization Assets Under Management (dollars in millions) Total Enterprise Value Assets Under Management Total AUM by Division Market Equity 28 U.S. Dollar Exposure (dollars in millions) Total Enterprise Value Debt U.S. Dollar(A) 22.8% Outside U.S. 73.8% U.S. Dollar(A) 78.0% Outside U.S. 22.0% Outside U.S. 77.2% Prologis Share - Debt Metrics (B) December 31, 2018 September 30, 2018 Debt as % of gross real estate assets* 0.30614814816776131 0.30790469874910625 Debt as % of gross market capitalization* 0.25037823902383377 0.2251660694561384 Secured debt as % of gross real estate assets* 3.5% 3.7% Unencumbered gross real estate assets to unsecured debt* 3.2137561027796768 3.1874451129653201 Fixed charge coverage ratio* 8.16x 7.24x Fixed charge coverage ratio, excluding development gains* 6.86x 6.08x Debt/Adjusted EBITDA* 4.20x 4.40x Debt/Adjusted EBITDA, excluding development gains* 5.00x 5.17x Weighted average interest rate 2.8% 2.8% Weighted average remaining maturity in years 6 6 Credit Ratings at December 31, 2018 (C) Moody's A3 (Outlook Stable) Standard & Poor's A- (Outlook Stable)

The maturity for the global senior credit facility ($51 million) and a certain term loan ($500 million) is reflected at the extended maturity date as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. In January 2019, we recasted our GLOC increasing our borrowing capacity by approximately $500 million and extending the maturity to 2023. Debt Components- Consolidated Capitalization 29 dollars in thousands Unsecured Maturity Senior Credit Facilities (A) Other (A) Secured Mortgage Total % Ownership Wtd. Avg. Interest Rate % Fixed 2019 $0 $0 $868 $,272,188 $,273,056 1 7.4% 1 0.88889826515131509 2020 1,145,000 0 723 24,466 1,170,189 0.99604431560096784 .9% 0.99314761622860759 1 2021 ,801,500 50,500 778 ,199,560 1,052,338 0.99881704195134291 1.6% 0.79188746849206704 0.76344693812961639 2022 ,801,500 ,773,786 12,103 1,587,389 0.99923965547815763 2.9% 0.51 0.46061708369283955 2023 ,850,000 0 ,762,887 39,248 1,652,135 0.9981312064842387 3.2% 0.54 0.67132602681265585 2024 ,801,500 0 982 ,133,264 ,935,746 0.99955924981024569 4.1% 1 1 2025 ,795,491 0 1,057 ,133,064 ,929,612 0.99954102006464585 3.7% 1 1 2026 ,572,500 0 699 1,213 ,574,412 0.99923149108422726 3.1% 1 1 2027 0 0 66,244 1,254 67,498 0.99322466794314879 1.8% 1 1 2028 ,763,925 0 44,345 0 ,808,270 1 2.5% 1 1 2029 1,441,501 0 735 0 1,442,236 1 2.1% 1 Thereafter ,391,891 0 ,276,554 0 ,668,445 1 2.6% 0.86 1 Subtotal 8,364,808 50,500 1,929,658 ,816,360 11,161,326 1 2.7% 0.83 0.79585634038300301 Unamortized net premiums (discounts) ,-26,173 0 0 945 ,-25,228 Unamortized finance costs ,-34,488 0 -8,230 -3,565 ,-46,283 Total consolidated debt, net of premium (discount) $8,304,147 $50,500 $1,921,428 $,813,740 $11,089,815 Weighted average interest rate 2.7% 3.4% 1.8% 5.9% 2.7% Weighted average remaining maturity in years 6.7310979168781584 2.2861054072553046 5.6899879792495733 3.3453203116943055 6.2833497415670401 Prologis debt by local currency Liquidity Senior Credit Facilities Other Secured Mortgage Total Investment Hedges (B) Total % of Total Aggregate lender commitments- GLOC and revolver (C) Dollars $2,276,180 $50,500 $,511,615 $,503,674 $3,341,969 $-1,355,994.811 $1,985,974.189 0.17899999999999999 $3,469,808.5214999998 Euro 4,893,693 0 0 0 4,893,693 ,313,890 5,207,583 0.47 Less: GBP ,635,972 0 0 0 ,635,972 ,245,103.93 ,881,075.92999999993 7.9000000000000001E-2 Borrowings outstanding 50,500 Yen ,498,302 0 1,285,693 ,167,849 1,951,844 ,177,316.88099999999 2,129,160.8810000001 0.192 Outstanding letters of credit 31,194 CAD 0 0 ,124,120 ,142,217 ,266,337 ,154,794 ,421,131 3.7999999999999999E-2 Current availability- credit facilities 3,388,114.5214999998 Other 0 0 0 0 0 ,464,890 ,464,890 4.2000000000000003E-2 Cash and cash equivalents ,343,855.89 Total Debt $8,304,147 $50,500 $1,921,428 $,813,740 $11,089,815 $0 $11,089,815 1 Total liquidity $3,731,971.4114999999

Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $349 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. Debt Components- Noncontrolling Interests and Unconsolidated (A) Capitalization 30 dollars in thousands Noncontrolling Interests Prologis Share of Unconsolidated Co-Investment Ventures Maturity Unsecured Secured Total Wtd. Avg. Interest Rate % Fixed Unsecured (B) Secured Total Wtd. Avg. Interest Rate % Fixed 2019 $0 $1,213 $1,213 4.4% 1 $56,999 $12,877 $69,876 4.3% 0.21804529420679511 2020 0 4,630 4,630 3.7% 0.78664875945906443 ,119,201 ,100,250 ,219,451 0.04 0.9865105857162435 2021 0 1,245 1,245 4.5% 1 99,278 ,205,184 ,304,462 3.7% 0.9903105293012483 2022 0 1,207 1,207 4.5% 1 ,336,716 ,109,220 ,445,936 3.7% 0.79460751523830842 2023 0 3,087 3,087 5.6% 0.99999999999999989 ,156,753 ,106,316 ,263,069 3.2% 0.94030661874249477 2024 0 412 412 3.5% 1 95,331 70,792 ,166,123 2.8% 0.94140567341829762 2025 0 427 427 3.5% 1 ,127,807 1,178 ,128,985 1.6% 1 2026 0 441 441 3.5% 1 40,751 47,783 88,534 2.9% 0.88985982523907881 2027 0 457 457 3.5% 1 62,768 0 62,768 1.9982076503207782 1 2028 0 0 0 0 0 ,202,368 0 ,202,368 2.7% 1 2029 0 0 0 0 0 0 0 0 0 0 Thereafter 0 0 0 97,205 0 97,205 2.5% 1.0000000000000073 Subtotal $0 $13,119 $13,119 4.4% 0.92470085483074071 $1,395,177 $,653,600 $2,048,777 3.2% 0.90856492226421004 Unamortized net premiums (discounts) 0 302 302 -1,817 604 -1,213 Unamortized finance costs 0 -,204 -,204 -7,939 -2,288 ,-10,227 Noncontrolling interests share and Prologis Share of unconsolidated debt $0 $13,217 $13,217 $1,385,421 $,651,916 $2,037,337 Weighted average interest rate 0 4.4% 4.4% 2.9% 4.1% 3.2% Weighted average remaining maturity in years 0 4.7 4.7 5.4 3.4391759643007034 4.7633034344397487 Noncontrolling interests share of Consolidated debt and Prologis Share of unconsolidated debt by local currency Unsecured Secured Total % of Total Unsecured Secured Total Investment Hedges (C) Total % of Total Dollars $0 $13,217 $13,217 1 $,645,321 $,392,316 $1,037,637 $,-24,660 $1,012,977 0.49720640227905349 Euro - 0 0 0 ,419,460 86,286 ,505,746 0 ,505,746 0.24823875480590593 GBP - 0 0 0 0 ,153,568 ,153,568 0 ,153,568 7.5376827692227644E-2 Yen - 0 0 0 ,295,077 0 ,295,077 0 ,295,077 0.14483465425700315 CAD - 0 0 0 0 0 0 0 0 0 Other - 0 0 0 25,563 19,746 45,309 24,660 69,969 3.4343360965809783E-2 Total Debt $0 $13,217 $13,217 1 $1,385,421 $,651,916 $2,037,337 $0 $2,037,337 1

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Components – Prologis Share Net Asset Value 31 in thousands, expect for percentages and per square foot Operating Square Feet Gross Book Value GBV per Sq Ft Adjusted Cash NOI (Actual)* Adjusted Cash NOI (Pro Forma)* Annualized Adjusted Cash NOI* Percent Occupied Consolidated Operating Portfolio U.S. ,293,917 $25,285,029 $86.027786756125025 $,401,040 $,401,040 $1,604,160 0.97600582063123242 Other Americas 18,691 1,312,571 70.224760579958271 22,230 22,230 88,920 0.94398630619241708 Europe 2,922 ,223,127 76.361054072553046 1,492 1,492 5,968 0.85644655837214001 Asia 2,696 ,392,439 145.56342729970328 4,189 4,189 16,756 0.98896440026572074 Pro forma adjustments for mid-quarter acquisitions/development completions 2,586 10,344 Total consolidated operating portfolio ,318,226 27,213,166 85.515218743911561 ,428,951 ,431,537 1,726,148 0.97313690667724873 Unconsolidated Operating Portfolio U.S. 24,664 2,157,721 87.484633473889076 33,788 33,788 ,135,152 0.97398350969566416 Other Americas 17,098 1,017,266 59.496198385776111 19,982 19,982 79,928 0.97408328095325813 Europe 54,833 4,504,946 82.157569346926124 74,148 74,148 ,296,592 0.98280208167119099 Asia 7,735 ,978,394 126.48920491273432 13,860 13,860 55,440 0.97671294807430253 Pro forma adjustments for mid-quarter acquisitions/development completions 1,884 7,536 Total unconsolidated operating portfolio ,104,330 8,658,327 82.989811176075918 ,141,778 ,143,662 ,574,648 0.97883703058202132 Total Operating Portfolio ,422,556 $35,871,493 $84.891690095513965 $,570,729 $,575,199 $2,300,796 0.97454426623872936 Development Investment Balance TEI TEI per Sq Ft Annualized Estimated NOI Percent Occupied Square Feet Consolidated Prestabilized U.S. 3,833 $,359,169 $,434,230 $113.28724236890164 $25,688 9.8% Other Americas 619 31,461 41,508 67.056542810985462 3,401 0.16649906715513033 Europe 2,158 ,131,641 ,157,961 73.19786839666358 10,737 0.31422877200371185 Asia 2,099 ,305,793 ,325,950 155.28823249166268 19,392 0.27342406634707511 0.19524069871956376 Properties under development U.S. 15,548 ,719,286 1,410,502 90.719192179058396 83,881 Other Americas 1,993 74,069 ,166,646 83.615654791771206 10,663 Europe 6,771 ,275,603 ,562,896 83.133362871067789 34,513 Asia 2,915 ,183,533 ,463,938 159.15540308747856 25,774 Total consolidated development portfolio 35,936 2,080,555 3,563,631 99.166045191451474 $,214,049 Unconsolidated U.S. 0 0 0 0 $0 Other Americas 0 0 0 0 0 Europe 447 32,257 51,382 114.94854586129753 3,152 Asia 2,628 78,143 ,144,529 54.99581430745814 10,418 Total unconsolidated development portfolio 3,075 ,110,400 ,195,911 63.710894308943089 $13,570 Total Development Portfolio 39,011 $2,190,955 $3,759,542 $96.371331163005308 $,227,619 Prologis share of estimated value creation (see Capital Deployment - Development Portfolio) ,779,051 Total development portfolio, including estimated value creation $2,970,006

Components - Continued Net Asset Value 32 For the quarter, promote revenue was $51 million, offset by compensation expense of $13 million and income tax expense of $2 million. in thousands Balance Sheet and Other Items As of December 31, 2018 Consolidated Other assets Cash and cash equivalents $,343,856 Restricted cash 4,110 Accounts receivable, prepaid assets and other tangible assets ,918,128 Other real estate investments and gross book value of assets held for sale 1,095,888 Prologis share of value added operating properties ,753,189 Prologis receivable from unconsolidated co-investment ventures ,291,815 Investments in and advances to other unconsolidated joint ventures ,337,456 Less: noncontrolling interests share of other assets -,113,540.17622203691 Total other assets $3,630,901.8237779629 Other liabilities Accounts payable and other current liabilities $,760,515 Deferred income taxes $56,766 Value added tax and other tax liabilities $14,037 Tenant security deposits $,240,467 Other liabilities $,369,093 Less: noncontrolling interests share of other liabilities ,-37,032 Total liabilities $1,403,846 Unconsolidated Prologis share of net tangible other assets and gross book value of assets held for sale $,143,096.51323086658 Land Current book value of land $1,192,220 Less: noncontrolling interests share of the current book value of land $,-37,632 Prologis share of book value of land in unconsolidated co-investment ventures $42,602 Total land portfolio $1,197,190 Strategic Capital / Development Management Fourth Quarter Annual Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment ventures (annualized) $42,037 $,168,148 Third party share of other transactional fees from consolidated and unconsolidated co-investment ventures (trailing 12 months) $12,811 $35,641 Strategic capital expenses for asset management and other transactional fees (annualized based on actuals) $,-13,484 $,-57,515 Total strategic capital $41,364 $,146,274 Promotes, net of expenses (trailing 12 months) (A) $36,266 $82,108 Development management income (trailing 12 months) $1,390 $9,358 Debt (at par) and Preferred Stock As of December 31, 2018 Debt Consolidated debt $11,161,326 Noncontrolling interests share of consolidated debt $,-13,119 Prologis share of unconsolidated co-investment ventures debt $2,048,777 Total debt $13,196,984 Preferred stock $68,948 Total debt and preferred stock $13,265,932 Outstanding shares of common stock and limited operating partnership units $,648,488

Notes and Definitions

Notes and Definitions

4Q 2018 Supplemental

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition Price, as presented for building acquisitions, represent economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), 4) the effects of marking assumed debt to market and 5) the net present value of free rent and discounts, if applicable.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our operating portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows *(in thousands)*:

Rental revenues	$	679,195
Rental expenses		(177,194)
NOI		502,001
Net termination fees and adjustments (a)		(1,540)
Less: actual NOI for development portfolio and other		(10,221)
Less: property management fees		(7,541)
Less: properties contributed or sold (b)		(3,936)
Less: noncontrolling interests share of NOI		(42,774)
Prologis share of adjusted NOI for consolidated Operating Portfolio at December 31, 2018		435,989
Straight-line rents (c)		(15,331)
Free rent (c)		13,472
Amortization of lease intangibles (c)		(2,886)
Effect of foreign currency exchange (d)		(2,379)
Less: noncontrolling interests and other		86
Fourth quarter Adjusted Cash NOI (Actual)	$	428,951

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.

(b) Actual NOI for properties that were contributed or sold during the three-month period is removed.

(c) Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.

(d) Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.

Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net earnings.

We calculate Adjusted EBITDA beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest expense, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as, stock based compensation and unrealized gains or losses on foreign currency and derivatives. We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. The pro forma adjustment also includes economic ownership changes in our ventures to reflect the full quarter at the new ownership percentage.

We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view our operating performance, analyze our ability to meet interest payment obligations and make quarterly preferred stock dividends on an unleveraged basis before the effects of income tax, depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. While all items are not infrequent or unusual in nature, these items may result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We calculate our Adjusted EBITDA, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our Adjusted EBITDA measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our Adjusted EBITDA measures to remove the noncontrolling interests share of the applicable reconciling items based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important measure, it should not be used alone because it excludes significant components of net earnings, such as our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt and is therefore limited as an analytical tool.

Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

Assets Under Management ("AUM") represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the Strategic Capital line of business. The amount of Core FFO allocated to the Strategic Capital line of business represents the third party share of asset management, Net Promotes and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated to our strategic capital group. Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.

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4Q 2018 Supplemental

Notes and Definitions
(continued)

Calculation of Per Share Amounts

In thousands, except per share amount	Three Months Ended Dec. 31, 2018	Three Months Ended Dec. 31, 2017	Twelve Months Ended Dec. 31, 2018	Twelve Months Ended Dec. 31, 2017
Net earnings				
Net earnings attributable to common stockholders	$ 596,568	$ 295,515	$ 1,643,426	$ 1,641,931
Noncontrolling interest attributable to exchangeable limited partnership units	18,241	8,153	49,743	46,280
Adjusted net earnings attributable to common stockholders - Diluted	**$ 614,809**	**$ 303,668**	**$ 1,693,169**	**$ 1,688,211**
Weighted average common shares outstanding - Basic	628,956	531,478	567,367	530,400
Incremental weighted average effect on exchange of limited partnership units	19,759	15,336	17,768	15,945
Incremental weighted average effect of equity awards	5,864	7,587	5,104	5,955
Weighted average common shares outstanding - Diluted	**654,579**	**554,401**	**590,239**	**552,300**
Net earnings per share - Basic	**$ 0.95**	**$ 0.56**	**$ 2.90**	**$ 3.10**
Net earnings per share - Diluted	**$ 0.94**	**$ 0.55**	**$ 2.87**	**$ 3.06**
Core FFO				
Core FFO attributable to common stockholders/unitholders	$ 526,321	$ 373,267	$ 1,788,149	$ 1,551,153
Noncontrolling interest attributable to exchangeable limited partnership units	353	415	1,531	2,903
Core FFO attributable to common stockholders/unitholders - Diluted	**$ 526,674**	**$ 373,682**	**$ 1,789,680**	**$ 1,554,056**
Weighted average common shares outstanding - Basic	628,956	531,478	567,367	530,400
Incremental weighted average effect on exchange of limited partnership units	19,759	15,336	17,768	15,945
Incremental weighted average effect of equity awards	5,864	7,587	5,104	5,955
Weighted average common shares outstanding - Diluted	**654,579**	**554,401**	**590,239**	**552,300**
Core FFO per share - Diluted	**$ 0.80**	**$ 0.67**	**$ 3.03**	**$ 2.81**

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	26.0%	<60%	19.0%
Fixed charge coverage ratio	>1.5x	9.98x	>1.5x	12.33x
Secured debt leverage ratio	<40%	1.8%	<40%	1.4%
Unencumbered asset to unsecured debt ratio	>150%	335.3%	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	1400.5%

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

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4Q 2018 Supplemental

Notes and Definitions
(continued)

dollars in thousands	Three Months Ended	
	Dec. 30, 2018	Sep. 30, 2018
Debt as a % of gross real estate assets:		
Consolidated debt (at par)	$ 11,161,326	$ 11,305,503
Noncontrolling interests share of consolidated debt (at par)	(13,119)	(71,620)
Prologis share of unconsolidated debt (at par)	2,048,777	2,005,180
Total Prologis share of debt (at par)	13,196,984	13,239,063
Prologis share of outstanding foreign currency derivatives	(1,519)	(5,929)
Consolidated cash and cash equivalents	(343,856)	(275,562)
Noncontrolling interests share of consolidated cash and cash equivalents	71,078	19,036
Prologis share of unconsolidated cash and cash equivalents	(203,997)	(200,456)
Total Prologis share of debt, net of adjustments	**$ 12,718,690**	**$ 12,776,152**
Consolidated gross real estate assets	35,935,596	35,816,629
Noncontrolling interests share of consolidated gross real estate assets	(3,230,062)	(3,038,604)
Prologis share of unconsolidated gross real estate assets	8,838,699	8,715,827
Total Prologis share of gross real estate assets	**$ 41,544,233**	**$ 41,493,852**
Debt as a % of gross real estate assets	**30.6%**	**30.8%**
Debt as a % of gross Market Capitalization:		
Total Prologis share of debt, net of adjustments	**$ 12,718,690**	**$ 12,776,152**
Total outstanding common stock and limited partnership units	648,488	648,545
Share price at quarter end	$ 58.72	$ 67.79
Total equity capitalization	$ 38,079,215	$ 43,964,866
Total Prologis share of debt, net of adjustments	12,718,690	12,776,152
Gross Market Capitalization	**$ 50,797,905**	**$ 56,741,018**
Debt as a % of gross Market Capitalization	**25.0%**	**22.5%**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 816,360	$ 866,917
Noncontrolling interests share of consolidated secured debt (at par)	(13,119)	(71,620)
Prologis share of unconsolidated secured debt (at par)	653,600	749,294
Total Prologis share of secured debt (at par)	**$ 1,456,841**	**$ 1,544,591**
Total Prologis share of gross real estate assets	**$ 41,544,233**	**$ 41,493,852**
Secured debt as a % of gross real estate assets	**3.5%**	**3.7%**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 33,612,091	$ 33,190,689
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,160,219)	(2,844,677)
Prologis share of unconsolidated unencumbered gross real estate assets	7,278,081	6,929,482
Total Prologis share of unencumbered gross real estate assets	**$ 37,729,953**	**$ 37,275,494**
Consolidated unsecured debt (at par)	10,344,965	10,438,586
Noncontrolling interests share of consolidated unsecured debt (at par)	-	-
Prologis share of unconsolidated unsecured debt (at par)	1,395,177	1,255,886
Total Prologis share of unsecured debt (at par)	**$ 11,740,142**	**$ 11,694,472**
Unencumbered gross real estate assets to unsecured debt	**321.4%**	**318.7%**

	Three Months Ended	
	Dec. 31, 2018	Sep. 30, 2018
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 792,630	$ 709,585
Adjusted EBITDA-annualized including development gains and excluding net promotes (a)	$ 2,942,662	$ 2,862,983
Net promotes for the trailing 12 months	82,108	41,570
Adjusted EBITDA-annualized	**$ 3,024,770**	**$ 2,904,553**
Pro forma adjustment annualized	(1,857)	(218,070)
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 3,022,913**	**$ 2,686,483**
Interest expense	$ 62,380	$ 64,186
Amortization and write-off of deferred loan costs	(3,460)	(3,310)
Amortization of debt premiums, net	(660)	748
Capitalized interest	15,634	13,356
Preferred stock dividends	1,492	1,491
Noncontrolling interests share of consolidated fixed charges	(28)	(632)
Prologis share of unconsolidated fixed charges	17,294	16,885
Total Prologis share of fixed charges	$ 92,652	$ 92,724
Total Prologis share of fixed charges, annualized	**$ 370,608**	**$ 370,896**
Fixed charge coverage ratio	**8.16**	**7.24**
Debt to Adjusted EBITDA:		
Total Prologis share of debt, net of adjustments	**$ 12,718,690**	**$ 12,776,152**
Adjusted EBITDA-annualized	**$ 3,024,770**	**$ 2,904,553**
Debt to Adjusted EBITDA ratio	**4.20**	**4.40**

(a) Prologis share of gains on dispositions of development properties for the trailing 12 months was $479.7 million and $432.6 million for the current quarter and the previous quarter, respectively.

Development Portfolio includes industrial properties that are under development and properties that are developed but have not met Stabilization.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI and does not include any fees or promotes we may earn. Estimated Value Creation for our Value-Added Properties that are sold includes the realized economic gain.

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on development properties as Stabilized NOI divided by TEI.

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Notes and Definitions
(continued)

4Q 2018 Supplemental

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties' share of our consolidated co-investment ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating *FFO, as modified by Prologis, Core FFO* and *AFFO*, as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis

To arrive at *FFO, as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure;
(iii) unhedged foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;
(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated and unconsolidated entities; and
(v) mark-to-market adjustments associated with derivative financial instruments.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.

Core FFO

In addition to *FFO, as modified by Prologis*, we also use Core FFO. To arrive at *Core FFO*, we adjust *FFO, as modified by Prologis*, to exclude the following recurring and nonrecurring items that we recognized directly in *FFO, as modified by Prologis*:

(i) gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
(ii) income tax expense related to the sale of investments in real estate;
(iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;
(iv) gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and
(v) expenses related to natural disasters.

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO:

(i) straight-line rents;
(ii) amortization of above- and below-market lease intangibles;
(iii) amortization of management contracts;
(iv) amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and;
(v) stock compensation expense.

We use AFFO to (i) assess our operating performance as compared to other real estate companies, (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods, (iii) evaluate the performance of our management, (iv) budget and forecast future results to assist in the allocation of resources, and (v) evaluate how a specific potential investment will impact our future results.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are:

- The current income tax expenses that are excluded from our modified FFO measures represent the taxes and transaction costs that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

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4Q 2018 Supplemental

Notes and Definitions
(continued)

- Gains or losses from non-development property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation.
- The natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP.

General and Administrative Expenses ("G&A"). Generally our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our Strategic Capital segment. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

in thousands	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
	2018	2017	2018	2017
Building and land development activities	$ 16,179	$ 16,606	$ 62,908	$ 63,381
Leasing activities	5,469	5,913	21,216	23,809
Operating building improvements and other	3,822	3,811	16,398	15,126
Total capitalized G&A	**$ 25,470**	**$ 26,330**	**$ 100,522**	**$ 102,316**

G&A as a Percent of Assets Under Management *(in thousands)*:

Net G&A	$ 238,985
Add: strategic capital expenses (excluding promote expense)	125,364
Less: strategic capital property management expenses	(67,850)
Adjusted G&A	**$ 296,499**
Gross book value at period end (a):	
Operating properties	$ 61,004,711
Development portfolio - TEI	4,859,274
Land portfolio	1,389,648
Other real estate investments and gross assets held for sale	1,095,888
Total value of assets under management	**$ 68,349,521**
G&A as % of assets under management	**0.43 %**

(a) This does not represent enterprise value.

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net Earnings	$ 1.77	$ 1.92
Our share of:		
Depreciation and amortization	1.95	1.98
Net gains on real estate transactions, net of taxes	(0.60)	(0.70)
Unrealized foreign currency gains and other, net	0.00	0.00
Core FFO	$ 3.12	$ 3.20

Income Taxes.

in thousands	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
	2018	2017	2018	2017
Current income tax expense	$ 12,390	$ 8,319	43,622	$ 38,181
Current income tax expense (benefit) on dispositions	3,504	6,529	17,086	19,102
Current income tax expense (benefit) on dispositions related to acquired tax assets	297	2,241	1,174	2,331
Total current income tax expense	16,191	17,089	61,882	59,614
Deferred income tax (benefit) expense	2,824	(2,567)	2,622	(2,674)
Deferred income tax (benefit) expense on dispositions related to acquired tax assets	(297)	(2,241)	(1,174)	(2,331)
Total income tax expense	**$ 18,718**	**$ 12,281**	**$ 63,330**	**$ 54,609**

Interest Expense.

in thousands	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
	2018	2017	2018	2017
Gross interest expense	$ 73,894	$ 72,696	$ 268,942	$ 328,228
Amortization of debt premiums, net	660	(923)	(590)	(13,728)
Amortization of finance costs	3,460	3,259	13,243	14,479
Interest expense before capitalization	78,014	75,032	281,595	328,979
Capitalized amounts	(15,634)	(13,002)	(52,454)	(54,493)
Interest expense	**$ 62,380**	**$ 62,030**	**$ 229,141**	**$ 274,486**

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4Q 2018 Supplemental

Notes and Definitions
(continued)

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners assuming the maximum leverage limits of the ventures are used.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Classification

- **Global Markets** feature large population centers with high per-capita consumption and are located near major seaports, airports, and ground transportation systems.
- **Regional Markets** benefit from large population centers but typically are not as tied to the global supply chain, but rather serve local consumption and are often less supply constrained. Markets included as regional markets include: Austin, Charlotte, Cincinnati, Columbus, Denver, Hungary, Indianapolis, Juarez, Las Vegas, Louisville, Memphis, Nashville, Orlando, Phoenix, Portland, Reno, Reynosa, San Antonio, Slovakia, Sweden and Tijuana.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash rent to be received over the term and annualized. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents Rental Revenue less rental expenses.

Net Promote includes actual promote revenue earned from third party investors during the period, net of related cash and stock compensation expenses.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests' share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a non-controlling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

Operating Portfolio represents industrial properties in our owned and managed portfolio that have reached Stabilization. Prologis share of NOI excludes termination fees and adjustments and includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The markets presented represent markets that are generally greater than 1% of Prologis share of NOI. Assets held for sale are excluded from the portfolio.

Prologis Share represents our proportionate economic ownership of each entity included in our total owned and managed portfolio whether consolidated or unconsolidated.

Rental Revenue.

in thousands	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,	
	2018	2017	2018	2017
Rental revenues	$ 506,008	$ 418,780	$ 1,791,951	$ 1,656,818
Rental recoveries	151,621	117,081	529,902	487,302
Amortization of lease intangibles	2,745	(1,456)	3,029	(830)
Straight-lined rents	18,821	16,244	63,909	81,851
Rental Revenue	**$ 679,195**	**$ 550,649**	**$ 2,388,791**	**$ 2,225,141**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates in that same space. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring and in-place leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net-effective and cash basis. We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us to analyze our ongoing business operations.

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4Q 2018 Supplemental

Notes and Definitions
(continued)

We define our same store population for the three months ended December 31, 2018 as our owned and managed properties that were in the Operating Portfolio at January 1, 2017 and owned throughout the same three month period in both 2018 and 2017. The same store population excludes non-industrial real estate properties and properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2017) and properties acquired or disposed of to third parties during the period. Beginning January 1, 2018, we modified our definition of same store to align on consistent methodologies with members of the industrial REIT group. This did not materially change our historical amounts reported. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period end exchange rate to translate from local currency into the U.S. dollar, for both periods. We believe the factors that affect rental revenues, rental recoveries, rental expenses and NOI in the same store portfolio are generally the same as for our consolidated portfolio.

As our same store measures are non-GAAP financial measures, they have certain limitations as analytical tools and may vary among real estate companies. As a result, we provide a reconciliation of rental revenues, rental recoveries and rental expenses from our Consolidated Financial Statements prepared in accordance with GAAP to same store property NOI with explanations of how these metrics are calculated. In addition, we further remove certain noncash items (straight-line rent adjustments and amortization of lease intangibles) included in the financial statements prepared in accordance with GAAP to reflect a cash same store number. To clearly label these metrics, they are categorized as same store portfolio NOI – net effective and same store portfolio NOI – cash.

The following is a reconciliation of our consolidated rental revenues, rental recoveries, rental expenses and property NOI, as included in the Consolidated Statements of Income, to the respective amounts in our same store portfolio analysis:

dollars in thousands	**Three Months Ended Dec. 31,**		
	2018	**2017**	**Change (%)**
Rental revenues:			
Rental revenues	$ 527,574	$ 433,568	
Rental recoveries	151,621	117,081	
Per the Consolidated Statements of Income (a)	679,195	550,649	
Adjustments to derive same store results:			
Properties not included in same store portfolio and other adjustments (a)(b)	(187,095)	(75,250)	
Unconsolidated co-investment ventures (a)	537,126	516,687	
Same Store - rental revenues - net effective	**$ 1,029,226**	**$ 992,086**	3.7%
Straight-line rent adjustments	(9,159)	(12,580)	
Fair value lease adjustments	319	106	
Same Store - rental revenues - cash	**$ 1,020,386**	**$ 979,612**	4.2%
Rental expenses:			
Per the Consolidated Statements of Income (a)	$ 177,194	$ 140,338	
Adjustments to derive same store results:			
Properties not included in same store portfolio and other adjustments (a)(c)	(47,015)	(12,739)	
Unconsolidated co-investment ventures (a)	123,798	118,447	
Same Store - rental expenses - net effective and cash	**$ 253,977**	**$ 246,046**	3.2%
Same Store - NOI - Net Effective	**$ 775,249**	**$ 746,040**	3.9%
Same Store - NOI - Net Effective - Prologis Share (d)	**$ 448,752**	**$ 429,587**	4.5%
Same Store - NOI - Cash	**$ 766,409**	**$ 733,566**	4.5%
Same Store - NOI - Cash - Prologis Share (d)	**$ 443,501**	**$ 424,408**	4.5%

(a) *We include 100% of the same store NOI from the properties in our same store portfolio. During the periods presented, certain properties owned by us were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the unconsolidated entities subsequent to the contribution date). As a result, only line items labeled "same store portfolio" are comparable period over period.*

(b) *We exclude non-industrial real estate properties and properties held for sale, along with development properties that were not stabilized at the beginning of the reporting period or properties acquired or disposed of to third parties during the period. We also exclude net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental revenues without regard to one-time items that are not indicative of the property's recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease, offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term.*

(c) *Rental expenses include the direct operating expenses of the property such as property taxes, insurance and utilities. In addition, we include an allocation of the property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management services are recognized as part of our consolidated rental expenses. These expenses fluctuate based on the level of properties included in the same store portfolio and any adjustment is included as "effect of changes in foreign currency exchange rates and other" in this table.*

(d) *Same Store- NOI- Prologis Share is calculated using the underlying building information from the Same Store NOI – Net Effective and NOI - Cash calculations and applying our ownership percentage as of December 31, 2018 to the NOI of each building for both periods.*

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5%, minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to a higher and better use.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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